Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159220, No. 333-164405, No. 333-171571, No. 333-179046, No. 333-185944, No. 333-188738, No. 333-201454, No. 333-208997 and No. 333-215580) of Bridgepoint Education, Inc. of our report dated March 8, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 7, 2017